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                                                                     Exhibit 5.1









                                                  March 13, 1998




Parker-Hannifin Corporation
6035 Parkland Boulevard
Cleveland, Ohio   44124-4141

         Re:      $600,000,000 Aggregate Amount of Senior Debt
                  Securities of Parker-Hannifin Corporation
                  -----------------------------------------

Gentlemen:

                  We are acting as counsel for Parker-Hannifin Corporation, an Ohio corporation (the "Company"), in connection with the creation and authorization of the issuance and sale of up to $600,000,000 aggregate amount of Senior Debt Securities (the "Securities"), to be issued pursuant to an Indenture, dated as of May 3, 1996 (the "Indenture"), entered into between the Company and National City Bank, as Trustee (the "Trustee").

                  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, but subject to the assumptions and qualifications set forth below, we are of the opinion that:

                  1. The Indenture constitutes a valid and binding instrument of the Company.

                  2. The Securities have been duly authorized and, when duly executed, authenticated and delivered to and paid for by the purchasers thereof in accordance with the terms of such Securities, the Indenture and the U.S. Distribution Agreement, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

                  In rendering the foregoing opinions we have also assumed that the U.S. Distribution Agreement will be executed and delivered by the Company and the Agents in



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Parker-Hannifin Corporation
March 13, 1998
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substantially the form filed as Exhibit 1.1 to the Registration Statement on
Form S-3 filed by the Company to effect registration of the Securities under the Securities Act of 1933 (the "Registration Statement").

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                        Very truly yours,


                                        Jones, Day, Reavis & Pogue